EXHIBIT 10.2

Return recorded instrument to:
Karen Festekjian, Esq.
Ault Glazer Bodnar Acquisition Fund, LLC
1800 Century Park East, Suite 200
Los Angeles, CA 90067

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)

REAL ESTATE MORTGAGE

KNOW ALL MEN BY THESE PRESENTS, THAT:

WHEREAS, the undersigned AUTOMOTIVE SERVICES GROUP, LLC, an Alabama limited liability company (“Mortgagor”) whose address is Post Office Box 130836, Birmingham, Alabama 35213, has become justly indebted to AULT GLAZER BODNAR ACQUISITION FUND, LLC, a Delaware limited liability company (“Mortgagee”), whose address is 1800 Century Park East, Suite 200, Los Angeles, CA 90067, in the sum of six hundred eighty six thousand nine hundred forty four dollars and seventy six cents ($686,944.76) evidenced by a promissory note from Mortgagor to Mortgagee dated February 7, 2006.

NOW, THEREFORE, in consideration of the premises and in order to secure the payment of said indebtedness and any renewals or extensions thereof and the interest thereon, and all other indebtedness now or hereafter owed by Mortgagor to Mortgagee, wheterh such indebtedness s primary or secondary, direct or indirect, contingent or absolute, matured or unmatured, joint or several, and otherwise secured or not, and to secure compliance with all of the covenants and stipulations hereinafter contained, Mortgagor does hereby grant, bargain, sell, and convey unto Mortgagee the following described real estate (the “Mortgaged Property”) situated in Birmingham, Alabama, to-wit:

Commencing at a 1” crimped iron found at the Southwest Corner of the ¼ Southwest of the Southwest ¼ of Section 27, Township 16 South, Range 1 West, Jefferson County, Alabama; thence N 90°00'00” E assumed along the south line of said ¼-1/4 344.37'(m) 339.60' (d) to a 1” open pipe found at the POINT OF BEGINNING; thence continue along said line N 90°00'00” E 825.23' (m), 830.03' (d) to a 5/8” rebar set; thence N 66°46'57” W 573.13(d) to a 2.5” open pipe found; thence N 5°56'52” W 122.18' (m)121.60' (d) to a 5/8” rebar set; thence S 82°36'39” W 227.70' to a 1” crimped iron; thence N 7°23'21” W 593.46' to a 5/8” rebar set on the southeasterly right of way line of U.S. Highway 11' thence S 51°19'29” W along said line 113.48' to a 5/8” rebar found; thence S 7°11'07” E 842.64' to the POINT OF BEGINNING; said described tract containing 5.0 Acres, more or less.

Together with all rents and other revenues thereof and all rights, privileges, easements, tenements, interests, improvements, and appurtenances thereunto belonging or in any way appertaining, including any after-acquired title and easements and all rights, title, and interest now or hereafter owned by Mortgagor in and to all buildings and improvements, storm and screen windows and doors, gas, steam, electric and other heating, lighting, ventilating, air conditioning, refrigerating and cooking apparatus, elevators, plumbing, sprinkling, and other equipment and fixtures attached or appertaining to the Mortgaged Property, all of which shall be deemed realty and conveyed by this Mortgage.

TO HAVE AND TO HOLD the same and every part thereof unto Mortgagee, his heirs and assigns forever.

For the purpose of further securing the payment of said indebtedness, Mortgagor warrants, covenants, and agrees with Mortgagee, his heirs and assigns, as follows:

1.    Mortgagor is lawfully seized in free and possessed of the Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances, easements, and restrictions not herein specifically mentioned.

2.    Mortgagor has a good right to convey the Mortgaged Property, and Mortgagor will warrant and forever defend the title against the lawful claims of all persons whomsoever.

3.    Mortgagor will pay all taxes, assessments, or other liens taking priority over this Mortgage when imposed legally upon the Mortgaged Property. Should default be made in the payment of the same or any part thereof, Mortgagee may pay the same (but Mortgagee is not obligated to do so).

4.    Mortgagor will keep the buildings on the Mortgaged Property continuously insured in such amounts, in such manner, and with such companies as may be satisfactory to Mortgagee against loss by fire (including so-called extended coverage), wind, and such other hazards as Mortgagee may specify with loss, if any, payable to Mortgagee. Mortgagor will deposit with Mortgagee policies of such insurance or, at Mortgagee’s election, certificates thereof and will pay premiums therefore as the same become due. Mortgagor shall give immediate notice in writing to Mortgagee of any loss or damages to the Mortgaged Property caused by any casualty. If Mortgagor fails to keep said property insured as above specified, Mortgagee may insure said property (but Mortgagee is not obligated to do so) for its insurable value against loss by fire, wind, and other hazards for the benefit of Mortgagor and Mortgagee or Mortgagee alone, at Mortgagee’s election. The proceeds of such insurance shall be paid by insurer to Mortgagee, who is hereby granted full power to settle and compromise claims under all policies and to demand, receive, and receipt for all sums becoming due thereunder. Said proceeds, if collected, shall be credited on the indebtedness secured by this Mortgage, less costs of collection of same, or shall be used in repairing or reconstructing the Mortgaged Property, as Mortgagee may elect.

5.    All amounts so expended by Mortgagee for insurance, the payment of taxes or assessments, or to discharge prior liens shall become a debt due Mortgagee at once payable without demand upon or notice to any person and shall bear interest at the rate of interest payable on the principal sum of the note described above or, if no such rate of interest is specified or if the rate specified would be unlawful, at the rate of ten percent (10%) per annum from date of payment by Mortgagee. Such debt and the interest thereon shall be secured by the lien of this Mortgage. Upon failure of Mortgagor to reimburse Mortgagee for all amounts so expended, at the election of Mortgagee and with or without notice to any person, Mortgagee may declare the entire indebtedness secured by this Mortgage due and payable and this Mortgage subject to foreclosure, and the same may be foreclosed as hereinafter provided.

6.    Mortgagor shall take good care of the Mortgaged Property described above and shall not commit or permit any waste thereon. Mortgagor shall keep the Mortgaged Property repaired at all times and shall maintain the same in as good condition as it now is, reasonable wear and tear alone excepted.

7.    Mortgagor does further represent, warrant and covenant as follows:

(a)    No Hazardous Materials (as hereinafter defined) have been, are, or will be while any part of the indebtedness secured by this Mortgage remains unpaid, contained in, treated, stored, handled, located on, discharged from, or disposed of on, or constitute a part of, the Mortgaged Property. As used herein, the term “Hazardous Materials” include without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or material defined, regulated, controlled, limited or prohibited in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (RCRA), as amended (42 U.S.C. sections 6901, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), and in the rules and regulations adopted and publications promulgated pursuant thereto, and in the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational exposure to asbestos, as amended, or in any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect;

(b)    No underground storage tanks, whether in use or not in use, are located in, on or under any part of the Mortgaged Property;

(c)    All of the Mortgaged Property complies and will comply in all respects with applicable environmental laws, rules, regulations, and court or administrative orders;

(d)    There are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements with respect to the Mortgaged Property;

(e)    Mortgagor, at Mortgagor’s expense, promptly upon the written request of Mortgagee from time to time, shall provide Mortgagee with an environmental audit report, or an update of such report, all in scope, form and content satisfactory to Mortgagee;

(f)    In the event of any spill or disposal of Hazardous Materials on the Mortgaged Property, whether or not the same originates or emanates from the Mortgaged Property or any such contiguous real estate, and/or if Mortgagor shall fail to comply with any environmental law or regulation, Mortgagee may, at its election, but without obligation so to do, give such notices as may be required by law and/or cause any remedial work that may be necessary to be performed at the Mortgaged Property and/or take any and all other actions as Mortgagee shall deem necessary or advisable in order to remedy said spill or disposal of Hazardous Material or cure said failure of compliance and any amounts paid as a result thereof, together with interest thereon at the default rate (as specified in the promissory note) from the date of payment by Mortgagee, shall be immediately due and payable by Mortgagor to Mortgagee and until paid shall be added to and become a part of the indebtedness secured hereby and shall have the benefit of the lien hereby created as part thereof; and

(g)    Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from all loss, cost, damage, claim and expense incurred by Mortgagee on account of (i) the violation of any representation, warranty or covenant set forth in this paragraph 7, (ii) Mortgagor’s failure to perform any obligations of this paragraph 7, (iii) Mortgagor’s or the Mortgaged Property’s failure to fully comply with all environmental laws, rules and regulations, or with all occupational health and safety laws, rules and regulations, or (iv) any other matter related to environmental conditions on, under or affecting the Mortgaged Property. This indemnification shall survive payment of the indebtedness secured by this Mortgage, the exercise of any right or remedy hereunder or under any other loan document securing or evidence said indebtedness, any subsequent sale or transfer of the Mortgaged Property, and all similar or related events or occurrences. Mortgagor shall give immediate oral and written notice to Mortgagee of its receipt of any notice of a violation of any law, rule or regulation covered by this paragraph 7 or of any notice or other claim relating to the environmental condition of the Mortgaged Property, or of its discovery of any matter which would make the representations, warranties and/or covenants herein to be inaccurate or misleading in any respect.

8.    No delay or failure of Mortgagee to exercise any option to declare the maturity of any debt secured by this Mortgage shall be taken or deemed as a waiver of the right to exercise such option or to declare such forfeiture either as to part or present defaults on the part of Mortgagor. The procurement of insurance or payment of taxes or other liens or assessments by Mortgagee shall not be taken or deemed as a waiver of the right to declare the maturity of the indebtedness hereby secured by reason of the failure of Mortgagor to procure such insurance or to pay such taxes, liens, or assessments, it being agreed that no terms or conditions contained in this Mortgage can be waived, altered, or changed except as evidenced in writing signed by Mortgagor and Mortgagee.

9.    Mortgagor will well and truly pay and discharge every indebtedness hereby secured as it shall become due and payable including the note above described, any renewals or extensions thereof, and any other notes or obligations of Mortgagor to Mortgagee, whether now or hereafter incurred.

10.    The indebtedness hereby secured shall become due and payable in full upon the assignment, transfer, or conveyance of all or any portion of the subject real estate or of any beneficial interest of Mortgagor therein unless the prior written consent of Mortgagee is first obtained.

11.    After any default on the part of Mortgagor, Mortgagee shall, upon complaint filed or other proper legal proceeding being commenced for the foreclosure of this Mortgage, be entitled as a matter of right to the appointment by any competent court or tribunal, without notice to any party, of a receiver of the rents, issues, and profits of the Mortgaged Property, with power to lease and control the Mortgaged Property and with such other powers as may be deemed necessary. A reasonable attorney’s fee shall, among other expenses and costs, be fixed, allowed and paid out of such rents, issues, and profits or out of proceeds of sale of the Mortgage Property .

12.    All the covenants and agreements of Mortgagor herein contained shall extend to and bind Mortgagor’s heirs, executors, administrators, successors, and assigns, and such covenants and agreements and all options, rights, privileges, and powers herein given, granted, or secured to Mortgagee shall inure to the benefit of the heirs and assigns of Mortgagee.

13.    The debt hereby secured shall at once become due and payable and this Mortgage subject to foreclosure as herein provided as the option of the holder hereof when and if any statement of lien filed under the statutes of Alabama relating to liens of mechanics and materialmen, without regard to the form and contents of such statement and without regard to the existence or nonexistence of the debt or any part thereof or of the lien on which such statement is based.

14.    The provisions of this Mortgage and the note or notes secured hereby are severable, and the invalidity or unenforceability of any provisions of this Mortgage or of any such note or notes shall not affect the validity and enforceability of the other provisions of this Mortgage or of such note or notes. The remedies provided to Mortgagee herein are cumulative with the rights and remedies of Mortgagee at law and in equity, and such rights and remedies may be exercised concurrently or consecutively.

UPON CONDITION, HOWEVER, that if Mortgagor shall well and truly pay and discharge all the indebtedness hereby secured as the same shall become due and payable and shall in all things do and perform all acts and agreement herein agreed to be done by Mortgagor according to the tenor and effect hereof, then and in that event only this conveyance shall be and become null and void; but should default be made in the payment of any indebtedness hereby secured or any renewals or extensions thereof or any part thereof, or should any interest thereon remain unpaid at maturity, or should default be made in the repayment of any sum expended by said Mortgagee under the authority of any of the provisions of this Mortgage, or should the interest of said Mortgagee in said property become endangered by reason of the enforcement of any lien or encumbrance thereon so as to endanger the debt hereby secured, or should a petition to condemn any part of the Mortgaged Property be filed by any authority having power of eminent domain, or should any law, either federal or state, be passed imposing or authorizing the imposition of a specific tax upon this Mortgage or the debt hereby secured or permitting or authorizing the deduction of any such tax from the principal or interest secured or permitting or authorizing the deduction of any such tax from the principal or interest secured by this Mortgage or by virtue of which any tax assessment upon the Mortgaged Property shall be charged against the owner of this Mortgage, or should at any time any of the stipulations contained in this Mortgage be declared invalid or inoperative by any court of competent jurisdiction, or should Mortgagor fail to do and perform any other act or thing herein required or agreed to be done, then, in any of said events, the whole of the indebtedness hereby secured, or any portion or part of same which may not at said date have been paid, with interest thereon, shall at once become due and payable and this Mortgage subject to foreclosure at the option of Mortgagee, notice of the exercise of such option being hereby expressly waived. Mortgagee shall have the right to enter upon and take possession of the property hereby conveyed and after or without taking such possession to sell the same before the Courthouse door of the county (or the division thereof) where said property, or a substantial part of said property, is located, at public outcry for cash, after first giving notice of the time, place, and terms of such sale by publication once a week for three consecutive weeks prior to said sale in some newspaper published in said county. Upon the payment of the purchase money, Mortgagee or auctioneer is authorized to execute to the purchaser for and in the name of Mortgagor a good and sufficient deed to the property sold. Mortgagee shall apply the proceeds of said sale: first, to the expense of advertising, selling, and conveying, including a reasonable attorney’s fee; second, to the payment of any amounts that may have been expended or that may then be necessary to expend in paying insurance, taxes, and other encumbrances, with interest thereon; third, to the payment in full of the indebtedness hereby secured and interest thereon, whether the same shall or shall not have fully matured at the date of said sale, but no interest shall be collected beyond the date of sale; and fourth, the balance, if any, to be paid over to Mortgagor or to whomsoever then appears of records to be the owner of Mortgagor’s interest in said property. Mortgagee may bid and become the purchaser of the Mortgage Property at any foreclosure sale hereunder. Mortgagor hereby waives any requirement that the Mortgaged Property be sold in separate tracts and agrees that Mortgagee may, at Mortgagee’s option, sell said property en masse regardless of the number of parcels hereby conveyed.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed and delivered as of the ___ day of February, 2006.

AUTOMOTIVE SERVICES GROUP, LLC.

By:	/s/ D. W. Grimsley, Jr.

Name: D.W. Grimsley, Jr. Its: Manager

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)

I, the undersigned, a notary public in and for said county in said state, hereby certify that D. W. Grimsley, Jr., whose name as Manager of Automotive Services Group, LLC, an Alabaman limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such manager and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand and official seal the ____ day of February, 2006.

___________________________
Notary Public
[NOTARIAL SEAL]
My commission expires: ______________